Exhibit 99.1

Meta Materials Announces Results from Strategic Restructuring, Focus on Growth Priorities

HALIFAX, NS / ACCESSWIRE / November 7, 2023 / Meta Materials Inc. (the “Company” or “META”) (Nasdaq: MMAT), an advanced materials and nanotechnology company, today announced preliminary positive cost cutting results from the initial stages of restructuring, while signaling its intent to focus on core business lines currently generating revenue and those expected to generate revenue in the not-too-distant future. This update follows the revised operating plan (the "Realignment and Consolidation Plan"), which was approved by our board of directors on June 6, 2023.

META Board Chair Jack Harding stated, “Our strategic initiatives will preserve runway into 2024 and beyond, as we continue to focus on revenue, expense management, capital allocation and R&D needs to drive our most promising businesses. Support also stems from recent multi-million-dollar authentication business wins, our fleet of current customers and projections for sales based on newly commercialized technologies.”

With hundreds of patents, multiple production facilities and R&D labs, META’s in-house team continues to work on the company’s most productive business lines, including:

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Photonic Material: META’s proprietary KolourOptik® and LumaChrome™ anti-counterfeiting security foils have gained broad awareness in the banking industry, with a number of global currency customers in talks.
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On September 12, 2023, META launched its first fully animated nano-optic banknote security product, QUANTUM™ stripe based on KolourOptik® technology; orders are being accepted from industry partners.
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On September 20, 2023, META appointed Mark Spencer as SVP of Product & Design for its authentication division. The industry veteran has expertise in banknote design, development and production, having served with De La Rue and Crane Currency.
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On September 27, 2023, META received $6.2 million in new purchase orders; the larger agreement with a confidential G10 central bank customer spans up to 5 years for up to $41.5M from initiation.
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Electro-Optics: META’s wide area motion imagery platform, VLEPSIS®, deploys both proprietary hardware and artificial intelligence (AI) to monitor hundreds of objects/locations simultaneously. Applications for this technology include security and surveillance, border monitoring, search and rescue, traffic management, and novel smart city sensing, among others.
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On November 13-17, 2023, META will be showcasing this latest innovation at the Dubai Airshow.
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Battery Materials: NCORE™ current collectors and NPORE® battery separators are groundbreaking technologies that increase energy/power density, while improving battery safety. The battery technology results in safer, lighter, more sustainable batteries with broad potential applications, especially in the hybrid and electric vehicle (EV) space. In addition to an external partnership with a tier-1 global OEM, the Company is exploring partnerships with a number of battery companies with a target of broad-scale commercialization.
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On March 20, 2023, META announced a joint development agreement for NPORE® battery separator materials with a confidential global Top 10 battery OEM.

Leadership Transitions

META today announced that Mr. Jim Fusaro has resigned as Chief Executive Officer and as a member of the Board of Directors due to unexpected health issues. The board has appointed its Chief Financial Officer and Chief Operating Officer, Mr. Uzi Sasson, as CEO, effective immediately. "On behalf of the Board of Directors, I would like to thank Jim and we wish him all the best during this time,” said Jack Harding, META Board Chair. “We are pleased that Uzi has taken up the helm, as he has been leading the financial restructuring of META since April 2023; he is well-positioned and intimately involved in the day-to-day operational and financial needs of the organization.”

Mr. Sasson has served as META’s CFO and Chief Operating Officer since April 2023. Prior to joining META, Mr. Sasson served as CFO for two high technology companies. Previously, Mr. Sasson was the CEO of IXYS Corporation (Nasdaq: IXYS), an $800 million market cap semiconductor company, where he engineered the 46% premium-priced acquisition by Littelfuse.

META Vice President of Finance Mr. Ahmed Shebl, CPA/CMA, has been appointed Chief Accounting Officer and Interim Chief Financial Officer. Prior to joining META in 2021, he worked with Loblaw Companies Ltd. and with PricewaterhouseCoopers.

Business Updates, Restructuring Results

“Throughout the history of META, the company has produced cutting-edge technologies, R&D and intellectual property that stands ready for broad adoption in many industries. However, an overdiversified business platform has clouded the path to broader success,” noted newly appointed CEO Uzi Sasson. “By focusing on our three core business lines, we can expand our partnerships and bring products to market expeditiously.”

In this effort, META plans to spin-off a number of other business lines in order to capture and preserve additional capital for expenses and R&D focused on core products. The company also intends to eliminate redundancies, including overhead and limited non-essential workforce. The expected annualized cost savings will be approximately $20 to 30 million, with additional savings possible as the company continues to right-size facilities and spending.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media and Investor Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, restructuring plans and operational activities of the Company. Often but not always, forward-looking information

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can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities , research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on August 9, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

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